UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
CITIZENS FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-32041 (Commission File Number)	38-3573852 (IRS Employer Identification No.)

525 Water Street, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On February 28, 2008, Citizens First Bancorp, Inc. (the “Company”) executed a Stock Purchase Agreement (the “Purchase Agreement”) with Auto Club Insurance Association, Auto Club Services, Inc. (collectively, the “Auto Club Group”) and Auto Club Trust, FSB (“Auto Club Trust”). The Purchase Agreement provides for the Company’s acquisition of all of the capital stock of Auto Club Trust (the “Acquisition”) from the Auto Club Group, which collectively owns one hundred percent of the capital stock of Auto Club Trust. In the transaction, the Company will pay Auto Club Group the “Net Asset Value” (defined in the Purchase Agreement) of Auto Club Trust as of December 31, 2007, subject to certain adjustments as provided for in the Purchase Agreement.
     The Purchase Agreement contains customary representations, warranties and covenants of the Company, Auto Club Group and Auto Club Trust, including, among others, a covenant to conduct the business of Auto Club Trust in the ordinary course during the interim period between the execution of the Purchase Agreement and the consummation of the Acquisition, and a covenant by Auto Club Group and Auto Club Trust not to engage in certain activities and transactions during such period. The Acquisition is subject to the receipt of appropriate regulatory approvals and certain other closing conditions, including the continued accuracy of representations and warranties set forth in the Purchase Agreement. The Purchase Agreement also contains certain termination rights for both the Company and Auto Club Group, as well as certain non-competition and joint-marketing provisions that remain in effect for approximately five-years following the consummation of the Acquisition. Subject to the terms and conditions of the Purchase Agreement, the transaction is expected to be completed by the end of the second quarter of 2008.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2 to this Form 8-K. The disclosure schedule prepared by Auto Club Group and Auto Club Trust in accordance with the requirements of section 5.01 of the Stock Purchase Agreement is not provided as part of Exhibit 2 to this Form 8-K but can be provided to the Commission upon request.
Forward Looking Statements
     This current report may contain “forward-looking statements” within the meaning of, and pursuant to, the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “believes,” “anticipates” or “expects,” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Forward-looking statements, which are made in good faith, are based upon numerous assumptions, some of which may be specifically described with respect to a particular statement. Some of the more important assumptions include statements about the benefits of the Company’s acquisition of Auto Club Trust, FSB, including future financial and operating results, and the Company’s plans, objectives, expectations and intentions. Additionally, other assumptions include expectations about overall economic conditions, expectations about the movement of interest rates, reliance on existing or anticipated changes in laws and regulations, adverse movements and volatility in debt and equity capital markets, political conditions and related actions by the United States military, and expectations about the nature and level of competition and changes in customer behavior and customer preferences. Because it is uncertain whether future conditions and events will confirm these assumptions, there is a risk that future results will differ materially from what is stated in or implied by such forward-looking statements. The Company cautions readers to consider this risk, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or developments or for any other reason. For further information regarding the Company, please read the Company’s reports filed with the Securities and Exchange Commission (“SEC”), which are available at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits
     The following exhibits are furnished herewith:

Number	Exhibit

2	Stock Purchase Agreement dated as of February 28, 2008 by and among Citizens First Bancorp, Inc., Auto Club Insurance Association, Auto Club Services, Inc. and Auto Club Trust, FSB

99	Company Press Release dated March 5, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

CITIZENS FIRST BANCORP, INC.

Date: March 5, 2008	By:	/s/ Marshall J. Campbell
Marshall J. Campbell
Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description of Exhibit

2	Stock Purchase Agreement dated as of February 28, 2008 by and among Citizens First Bancorp, Inc., Auto Club Insurance Association, Auto Club Services, Inc. and Auto Club Trust, FSB

99	Company Press Release dated March 5, 2008